Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 27, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Aruba Networks, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2011.

/s/ PricewaterhouseCoopers LLP

San Jose, California

September 14, 2012